Strats Trust For Goldman Sachs Capital I Securities, Series 2005-3 8-K

Exhibit 99.1

To the Holders of:

STRATS TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-3

Structured Repackaged Asset-Backed Trust Securities

*CUSIP:	86312BAB3 – Variable Floating Rate Certificates

U.S. Bank Trust National Association, as Trustee for the STRATS TRUST FOR GOLDMAN SACHS CAPITAL I SECURITIES, SERIES 2005-3, hereby gives notice with respect to the Scheduled Distribution Date of November 15, 2022 (the “Distribution Date”) as follows:

1.	The amount received from the Swap Counterparty on the Distribution Date was $90,449.46 and was distributed to Certificate holders as interest.

2.	The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $1000 Certificate is set forth below:

Principal	Interest	Total Distribution
$0.000000	$4.61547481	$ 1.7754748 $4.61547481

3.	The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

4.	No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

5.	At the close of business on the Distribution Date, $19,597,000 aggregate liquidation amount of The Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034 (the Underlying Securities) are held for the above trust.

6.	At the close of business on the Distribution Date, 19,597 Certificates representing $19,597,000 aggregate Certificate Principal Balance were outstanding.

7.	The current rating of the Underlying Securities is not provided in this report. Ratings can be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody’s Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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